Exhibit 10.9

FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

(Western Rim Portfolio in San Antonio and Tyler, Texas)

This FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”) is made and entered into as of March 20, 2017, by and between BRE MF Crown Ridge LLC, BRE MF Canyon Springs LLC, BRE MF Cascades I LLC, BRE MF Cascades II LLC and BRE MF TPC LLC, each a Delaware limited liability company (collectively, “Seller”), and CWS Apartment Homes LLC, a Delaware limited liability company (“Buyer”).

RECITALS:

A.           Seller and Buyer are parties to that certain Agreement of Purchase and Sale, dated as of March 15, 2017 (the “Agreement”). All initially-capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement unless the context clearly indicates otherwise.

B.           Seller and Buyer mutually desire to amend the Agreement as provided in this Amendment.

AGREEMENTS:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.          Due Diligence Period. Notwithstanding the provisions of Section 1.1 of the Agreement to the contrary, the “Due Diligence Period” shall mean the period of time from the Effective Date to 6:00

p.m. (Pacific Time) on March 22, 2017.

2.          Section 2.3(d)(i). Clause (e) of Section 2.3(d)(i) of the Agreement is hereby deleted in its entirety and replaced with the following: “(e) Buyer shall not itself require any material modifications to the Existing Loan Documents, except for such modifications as are usually and customarily obtained by Buyer or Bluerock, or Affiliates of Buyer or Bluerock, from Existing Lender in connection with similarly structured transactions; provided that attached hereto as Schedule 2.3(d)(i) and incorporated herein by reference, for purposes of confirming Bluerock's modifications which are usually and customarily obtained as contemplated above, are copies of those modifications usually and customarily obtained by Bluerock (collectively, the “Buyer Modifications”)”.

3.          Schedule 2.3(d)(i). Schedule 2.3(d)(i) attached to this Amendment is hereby incorporated into the Agreement.

4.          Section 2.3(d)(ii). The following language is hereby added as the new second sentence of Section 2.3(d)(ii) of the Agreement: “For the avoidance of doubt, (i) Lender Consent shall not be deemed received or to have occurred if Existing Lender fails to approve the Buyer Modifications and/or conditionally approves the Buyer Modifications (unless such conditions are usually and customarily required by the Existing Lender in connection with such Buyer Modifications), and (ii) any Loan Assumption term which, in the aggregate, imposes obligations or liabilities on Buyer in excess of

$1,000,000.00 beyond those under the Existing Loan Documents, shall be deemed material for purposes of the foregoing clauses (i) and (ii) of the immediately preceding sentence.”

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5.          Lexington National Land Services. Buyer acknowledges and agrees that Sellers may engage Lexington National Land Services in connection with the issuance of co-insurance with respect to the Title Policy, provided that issuance of such co-insurance shall be at no additional cost or expense to Buyer.

6.          Miscellaneous.

(a)          No Other Amendments; This Amendment Governs and Controls. Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect and is hereby ratified and affirmed. To the extent any of the provisions of this Amendment are inconsistent with any of the provisions set forth in the Agreement, the provisions of this Amendment shall govern and control.

(b)          Authority. Each party represents to the other party or parties that the individual or individuals executing this Amendment on behalf of such party has the capacity and authority to execute and deliver this Amendment on behalf of such party, and that this Amendment, once executed and delivered, is the legal, valid and binding obligation of such party.

(c)          Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. The delivery of an executed counterpart of this Amendment by facsimile or as a PDF or similar attachment to an e-mail shall constitute effective delivery of such counterpart for all purposes with the same force and effect as the delivery of an original, executed counterpart.

(d)          Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the successors and assigns of the parties to this Amendment.

(e)          Governing Law. This Amendment shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Texas.

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IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the day and year first above written.

CROWN RIDGE SELLER:

BRE MF Crown Ridge LLC,
a Delaware limited liability company

By:	BRE MF Investment L.P.,
a Delaware limited partnership, Its Sole Member

	By:	BRE MF Investment GP LLC, a Delaware limited liability company
General Partner
/s/ Melissa Pianko
		By:	Melissa Pianko
		Name:	Managing Director and Vice President
Title:

(Signatures continue on following page )

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CANYON SPRINGS SELLER:

BRE MF Canyon Springs LLC,
a Delaware limited liability company

By;	BRE MF Investment L.P.,
a Delaware limited partnership, Its Sole Member

	By:	BRE MF Investment GP LLC, a Delaware limited liability company
General Partner

		By:	/s/ Melissa Pianko
		Name:	Melissa Pianko
		Title:	Managing Director and Vice President

(Signatures continue on following page)

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CASCADES I SELLER:

BRE MF Cascades I LLC,
a Delaware limited liability company

By:	BRE MF Investment L.P.,
a Delaware limited partnership, Its Sole Member

	By:	BRE MF Investment GP LLC, a Delaware limited liability company
General Partner

		By:	/s/ Melissa Pianko
		Name:	Melissa Pianko
		Title:	Managing Director and Vice President

(Signatures continue on following page)

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CASCADES II SELLER:

BRE MF Cascades II LLC,
a Delaware limited liability company

By:	BRE MF Investment L.P.,
a Delaware limited partnership, Its Sole Member

	By:	BRE MF Investment GP LLC, a Delaware limited liability company
General Partner

		By:	/s/ Melissa Pianko
		Name:	Melissa Pianko
		Title:	Managing Director and Vice President

(Signatures continue on following page)

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CIBOLO CANYON SELLER:

BRE MF TPC LLC,
a Delaware limited liability company

By:	BRE MF Investment L.P.,
a Delaware limited partnership, Its Sole Member

	By:	BRE MF Investment GP LLC, a Delaware limited liability company
General Partner

		By:	/s/ Melissa Pianko:
		Name:	Melissa Pianko
		Title:	Managing Director and Vice President

(Signatures continue on following page)

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BUYER:

CWS Apartment Homes LLC,
a Delaware limited liabil ity company

By:	/s/ Gary Carmell
Name:	Gary Carmell
Title:	President

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Schedule 2.3(d)(i)

Buyer Modifications

BR / Fannie Loan Doc Mods.

(2) No part of the Land is included or assessed under or as part of another tax lot or parcel, and no part of any other property is included or assessed under or as part of the tax lot or parcels for the Land.

(c) **Property Ownership.**

Borrower is sole owner or ground lessee of the Mortgaged Property.

(d) **Condition of the Mortgaged Property.**

(1) Borrower has not made any claims, and to Borrower's knowledge, no claims have been made, against any contractor, engineer, architect, or other party with respect to the construction or condition of the Mortgaged Property or the existence of any structural or other material defect therein; and

(2) neither the Land nor the Improvements has sustained any damage other than damage which has been fully repaired, or is fully insured and is being repaired in the ordinary course of business.

(e) **Personal Property.**

Borrower owns (or, to the extent disclosed on the Exceptions to Representations and Warranties Schedule, leases) all of the Personal Property that is material to and is used in connection with the management, ownership, and operation of the Mortgaged Property.

Section 6.02 Covenants

(a) **Use of Property.**

From and after the Effective Date, Borrower shall not, unless required by applicable law or Governmental Authority:

(1) change the use of all or any part of the Mortgaged Property;

(2) convert any individual dwelling units or common areas to commercial use, or convert any common area or commercial use to individual dwelling units **without Lender's prior written consent**;

(3) initiate or acquiesce in a change in the zoning classification of the Land;

(4) establish any condominium or cooperative regime with respect to the Mortgaged Property;

(5) subdivide the Land; or

Multifamily Loan and Security Agreement (Non-Recourse)
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Section 7.02 Covenants.

(a) Leases.

Borrower shall:

(1) comply with and observe Borrower's obligations under all Leases, including Borrower's obligations pertaining to the maintenance and disposition of tenant security deposits;

(2) surrender possession of the Mortgaged Property, including all Leases and all security deposits and prepaid Rents, immediately upon appointment of a receiver or Lender's entry upon and taking of possession and control of the Mortgaged Property, as applicable;

(3) require that all Residential Leases have initial lease terms of not less than six (6) months and not more than twenty-four (24) months (notwithstanding the foregoing, Residential Leases with initial terms of less than six (6) months, but not less than one (1) month, shall be permitted for up to ten percent (10%) of the units at the Mortgaged Property; however, if customary in the applicable market for properties comparable to the Mortgaged Property, more than ten percent (10%) of the Residential Leases with terms of less than six (6) months (but in no case less than one (1) month) may be permitted with Lender's prior written consent); and

(4) promptly provide Lender a copy of any non-Residential Lease at the time such Lease is executed (subject to Lender's consent rights for Material Commercial Leases in Section 7.02(b)) and, upon Lender's written request, promptly provide Lender a copy of any Residential Lease then in effect.

(b) Commercial Leases.

(1) With respect to Material Commercial Leases, Borrower shall not:

(A) enter into any Material Commercial Lease except with the prior written consent of Lender; or

(B) modify the terms of, extend, or terminate any Material Commercial Lease (including any Material Commercial Lease in existence on the Effective Date) without the prior written consent of Lender.

(2) With respect to any non-Material Commercial Lease, Borrower shall not:

(A) enter into any non-Material Commercial Lease that materially alters the use and type of operation of the premises subject to the Lease in effect

Multifamily Loan and Security Agreement (Non-Recourse)
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(D) a Transfer of obsolete or worn out Personalty or Fixtures that are contemporaneously replaced by items of equal or better function and quality which are free of Liens (other than those created by the Loan Documents);

(E) the grant of an easement, servitude, or restrictive covenant to which Lender has consented, and Borrower has paid to Lender, upon demand, all costs and expenses incurred by Lender in connection with reviewing Borrower's request. Notwithstanding the foregoing, Borrower shall be permitted to grant an easement over the Mortgaged Property to a publicly operated or private franchise utility where (a) such easement is between Borrower and the utility, (b) the granting of such easement does not affect Borrower's access to the Mortgaged Property or the use of any easements or amenities which benefit the Mortgaged Property, (c) the granting of such easement does not result in the loss of the use of any units, (d) the granting of such easement does not result in an effect on the Mortgaged Property's value or marketability, or on the health or safety of the tenants under any Residential Leases, that is adverse in any meaningful way, and (e) the consideration paid to Borrower (which consideration may be retained by Borrower as provided in the following sentence), after deducting Borrower's costs and expenses incurred in connection with the granting of such easement, is less than $250 per individual dwelling unit. Prior to the granting of an easement described in the immediately preceding sentence, Borrower shall (x) provide Lender with copies of the utility easement, for Lender's review and approval, which approval shall not be unreasonably withheld, conditioned or delayed, and, (y) deliver evidence reasonably satisfactory to Lender that conditions in subsections (a) through (e) have been met. So long as no Event of Default exists, any compensation received from the easement holder shall be paid: first, to cover the expenses of recording the easement; second, to reimburse or pay Lender's out of pocket expenses incurred by Lender in connection with its review of the easement in accordance with this Section 11.02(b)(1)(E); third, if applicable, to pay the cost to repair or restore any portion of the Mortgaged Property damaged as a result of the exercise of the rights granted by easement holder, to the extent not paid directly by such easement holder, and fourth, to Borrower for its own account; provided, that in the event any compensation to be retained by the Borrower in accordance with this provision exceeds $250 per dwelling unit (after deducting Borrower's costs and expenses incurred in connection with the granting of such easement), such amounts shall be deposited in the Replacement Reserve Account;

(F) a lien permitted pursuant to Section 11.02(a) of this Loan Agreement; or

Multifamily Loan and Security Agreement (Non-Recourse)
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(e) Indemnification.

If Lender elects to exercise its rights under Section 14.03 due to Borrower's failure to timely commence or complete any Replacements or Repairs, Borrower shall indemnify and hold Lender harmless for, from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations, and costs or expenses, including litigation costs and reasonable attorneys' fees, arising from or in any way connected with the performance by Lender of the Replacements or Repairs or investment of the Reserve/Escrow Account Funds; provided that Borrower shall have no indemnity obligation for the actual cost of completing such Replacements or Repairs, or if such actions, suits, claims, demands, liabilities, losses, damages, obligations, and costs or expenses, including litigation costs and reasonable attorneys' fees, arise as a result of the willful misconduct or gross negligence of Lender, Lender's agents, employees, or representatives as determined by a court of competent jurisdiction pursuant to a final non-appealable court order.

(f) Amendments to Loan Documents.

Subject to Section 5.02, Borrower shall execute and deliver to Lender, upon written request, an amendment to this Loan Agreement, the Security Instrument, and any other Loan Document deemed necessary or desirable to perfect Lender's lien upon any portion of the Mortgaged Property for which Reserve/Escrow Account Funds were expended.

(g) Administrative Fees and Expenses.

Borrower shall pay to Lender:

(1) by the date specified in the applicable invoice, the Repairs Escrow Account Administrative Fee and the Replacement Reserve Account Administration Fee for Lender's services in administering the Repairs Escrow Account and Replacement Reserve Account and investing the funds on deposit in the Repairs Escrow Account and the Replacement Reserve Account, respectively;

(2) upon demand, a reasonable inspection fee, not exceeding the Maximum Inspection Fee, for each inspection of the Mortgaged Property by Lender in connection with a Repair or Replacement, plus all other reasonable costs and out-of-pocket expenses relating to such inspections; and

(3) upon demand, all reasonable fees charged by any engineer, architect, inspector or other person inspecting the Mortgaged Property on behalf of Lender for each inspection of the Mortgaged Property in connection with a Repair or Replacement, plus all other reasonable costs and out-of-pocket expenses relating to such inspections.

Multifamily Loan and Security Agreement (Non-Recourse)
Article 13
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Whetstone Loan Agreement—draft new Sec 11.03(h)

(h) Additional Conditionally Permitted Transfers.

Notwithstanding anything in Section 11.02(b) hereof to the contrary, and in addition to, and without limiting, any Transfer that would otherwise be permitted under Section 11.02(b) hereof, the occurrence of the following shall not constitute an Event of Default under this Loan Agreement and shall be permitted without payment of the Transfer Fee:

(1) a Transfer (a "**BR to TBR Transfer**") of the membership interests in BR-TBR ~~Whetstone~~ Venture, LLC, a Delaware limited liability company ("**Venture**"), the sole member of Borrower, by BR ~~Whetstone~~ Member, LLC ("**BR Member**") to ~~TriBridge Co-Invest 27~~, LLC, a Georgia limited liability company ("**TBR Member**"). The following provisions shall apply in connection with any BR to TBR Transfer:

(A) following the BR to TBR Transfer, Control of Borrower continues to be held, directly or indirectly, by TriBridge Residential, LLC, a Georgia limited liability company (the "**TBR Guarantor**"), and Borrower shall provide Lender with written certification of the same within fifteen (15) days prior to such Transfer; provided, however, if the BR to TBR Transfer would cure the Event of Default, the Transfer must occur within sixty (60) days after all conditions in this Section have been met to Lender's satisfaction;

(B) no Event of Default has occurred, and no event which, with the giving of notice or passage of time, or both, would constitute an Event of Default has occurred and is continuing, and Borrower shall provide Lender with written certification of the same within fifteen (15) days prior to such Transfer; provided, however, if the BR to TBR Transfer would cure the Event of Default, the Transfer must occur within sixty (60) days after all conditions in this Section have been met to Lender's satisfaction;

(C) Lender has received and approved the Transfer documents and received organizational charts reflecting the structure of Borrower prior to and after the Transfer, and copies of the then-current organizational documents of Borrower, including any amendments;

(D) Borrower provides Lender with ay least fifteen (15) days' prior written notice of the proposed Transfer and pays the Review Fee in conjunction with the delivery of such prior written notice;

(E) Borrower pays or reimburses Lender, upon demand, for all of Lender's out-of-pocket costs (including reasonable attorneys' fees) incurred in reviewing the Transfer request, to the extent such costs exceed the Review Fee;

~~(F)~~ the TBR Guarantor shall reaffirm its status as a Guarantor, and Lender will release ~~Bluerock Residential Growth REIT, I~~nc. ("**BR Guarantor**") from all of its obligations under the Guaranty; provided, however, that:

N/A b/c BR not a guarantor provided that for purposes of Section 2, B.R. to have entity underwritten for purpose of serving as a replacement guarantor in the event of contemplated transfer.

~#4829-8298-9368~

Whetstone Loan Agreement—draft new Sec 11.03(h)

(i) BR Guarantor is not released from any liability pursuant to the Guaranty relating to the Environmental Indemnity Agreement for any liability that relates to the period prior to the date of the Transfer, regardless of when such environmental hazard is discovered; and

(ii) Lender determines that the TBR Guarantor satisfies all of Lender's then-applicable guarantor applicability, credit management and other loan underwriting standards.

(2) a Transfer (a "**TBR to BR Transfer**") of the membership interests in Venture by the TBR Member to the BR Member. The following provisions shall apply in connection with any TBR to BR Transfer:

(A) following the TBR to BR Transfer, Control of Borrower continues to be held, directly or indirectly, by BR Guarantor, and Borrower shall provide Lender with written certification of the same within fifteen (15) days prior to such Transfer; provided, however, if the TBR to BR Transfer would cure the Event of Default, the Transfer must occur within sixty (60) days after all conditions in this Section have been met to Lender's satisfaction;

(B) no Event of Default has occurred, and no event which, with the giving of notice or passage of time, or both, would constitute an Event of Default has occurred and is continuing, and Borrower shall provide Lender with written certification of the same within fifteen (15) days prior to such Transfer; provided, however, if the BR to TBR Transfer would cure the Event of Default, the Transfer must occur within sixty (60) days after all conditions in this Section have been met to Lender's satisfaction;

(C) Lender has received and approved the Transfer documents and received organizational charts reflecting the structure of Borrower prior to and after the Transfer, and copies of the then-current organizational documents of Borrower, including any amendments;

(D) Borrower provides Lender with ay least fifteen (15) days' prior written notice of the proposed Transfer and pays the Review Fee in conjunction with the delivery of such prior written notice;

(E) Borrower pays or reimburses Lender, upon demand, for all of Lender's out-of-pocket costs (including reasonable attorneys' fees) incurred in reviewing the Transfer request, to the extent such costs exceed the Review Fee;

(F) the BR Guarantor shall reaffirm its status as a Guarantor, and Lender will release TBR Guarantor from all of its obligations under the Guaranty; provided, however, that:

revise for proper syntax

~#4829-8298-9368~

Whetstone Loan Agreement—draft new Sec 11.03(h)

(i) TBR Guarantor is not released from any liability pursuant to the Guaranty relating to the Environmental Indemnity Agreement for any liability that relates to the period prior to the date of the Transfer, regardless of when such environmental hazard is discovered; and

(ii) Lender determines that the BR Guarantor satisfies all of Lender's then-applicable guarantor applicability, credit management and other loan underwriting standards.

For the avoidance of doubt, if any Transfers prohibited under this Section 11.03(h) conflict with any provisions of Section 11.02 of this Loan Agreement, the provisions of this Section 11.03(h) shall be deemed to control.

-#4829-8298-9368-

SCHEDULE 1
TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

Definitions Schedule
(Interest Rate Type – Fixed Rate)

Capitalized terms used in the Loan Agreement have the meanings given to such terms in this Definitions Schedule.

"**Accrued Interest**" means unpaid interest, if any, on the Mortgage Loan that has not been added to the unpaid principal balance of the Mortgage Loan pursuant to Section 2.02(b) (Capitalization of Accrued But Unpaid Interest) of the Loan Agreement.

"**Additional Lender Repairs**" means repairs of the type listed on the Required Repair Schedule but not otherwise identified thereon that are determined advisable by Lender to keep the Mortgaged Property in good order and repair (ordinary wear and tear excepted) and in good marketable condition or to prevent deterioration of the Mortgaged Property.

"**Additional Lender Replacements**" means replacements of the type listed on the Required Replacement Schedule but not otherwise identified thereon that are determined advisable by Lender to keep the Mortgaged Property in good order and repair (ordinary wear and tear excepted) and in good marketable condition or to prevent deterioration of the Mortgaged Property.

"**Affiliate**" shall have the meaning set forth in Section 11.03(h)(2) of the Loan Agreement.

"**Affiliate Transfer**" shall have the meaning set forth in Section 11.03(h)(1) of the Loan Agreement.

"**Amortization Period**" has the meaning set forth in the Summary of Loan Terms.

"**Amortization Type**" has the meaning set forth in the Summary of Loan Terms.

"**Bank Secrecy Act**" means the Bank Secrecy Act of 1970, as amended (e.g., 31 U.S.C. Sections 5311-5330).

"**Bankruptcy Event**" means any one or more of the following:

(a) the commencement, filing or continuation of a voluntary case or proceeding under one or more of the Insolvency Laws by Borrower;

(b) the acknowledgment in writing by Borrower (other than to Lender in connection with a workout) that it is unable to pay its debts generally as they mature;

(c) the making of a general assignment for the benefit of creditors by Borrower;

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(d) the commencement, filing or continuation of an involuntary case or proceeding under one or more Insolvency Laws against Borrower; or

(e) the appointment of a receiver (other than a receiver appointed at the direction or request of Lender under the terms of the Loan Documents), liquidator, custodian, sequestrator, trustee or other similar officer who exercises control over Borrower or any substantial part of the assets of Borrower;

provided, however, that any proceeding or case under (d) or (e) above shall not be a Bankruptcy Event until the ninetieth (90th) day after filing (if not earlier dismissed) so long as such proceeding or case occurred without the consent, encouragement or active participation of (1) Borrower, Guarantor, or Key Principal, (2) any Person Controlling Borrower, Guarantor, or Key Principal, or (3) any Person Controlled by or under common Control with Borrower, Guarantor, or Key Principal (in which event such case or proceeding shall be a Bankruptcy Event immediately).

"Bluerock Member" shall have the meaning set forth in Section 11.03(h)(2) of the Loan Agreement.

"Borrower" means, individually (and jointly and severally (solidarily instead for purposes of Louisiana law) if more than one), the entity (or entities) identified as "Borrower" in the first paragraph of the Loan Agreement.

"Borrower Affiliate" means, as to Borrower, Guarantor or Key Principal:

~~(a)~~ (a) any Person that owns any direct ownership interest in Borrower, **Guarantor or Key Principal except that if Guarantor or Key Principal is a Publicly-Held Corporation or a Public-Held Trust, then only the shareholders or beneficial owners of such Publicly-Held Corporation or a Public-Held Trust with the power to vote twenty percent (20%) or more of the ownership interests in** Guarantor or Key Principal;

(b) any Person that indirectly owns, with the power to vote, twenty percent (20%) or more of the ownership interests in Borrower, Guarantor or Key Principal;

(c) any Person Controlled by, under common Control with, or which Controls, Borrower, Guarantor or Key Principal;

(d) any entity in which Borrower, Guarantor or Key Principal directly or indirectly owns, with the power to vote, twenty percent (20%) or more of the ownership interests in such entity, or

(e) any other individual that is related (to the third degree of consanguinity) by blood or marriage to Borrower, Guarantor or Key Principal.

"Borrower Requested Repairs" means repairs not listed on the Required Repair Schedule requested by Borrower to be reimbursed from the Repairs Escrow Account and determined

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advisable by Lender to keep the Mortgaged Property in good order and repair and in a good marketable condition or to prevent deterioration of the Mortgaged Property.

"**Borrower Requested Replacements**" means replacements not listed on the Required Replacement Schedule requested by Borrower to be reimbursed from the Replacement Reserve Account and determined advisable by Lender to keep the Mortgaged Property in good order and repair and in a good marketable condition or to prevent deterioration of the Mortgaged Property.

"**Borrower's General Business Address**" has the meaning set forth in the Summary of Loan Terms.

"**Borrower's Notice Address**" has the meaning set forth in the Summary of Loan Terms.

"BR REIT" shall have the meaning set forth in Section 11.03(h)(2) of the Loan Agreement.

"**Business Day**" means any day other than (a) a Saturday, (b) a Sunday, (c) a day on which Lender is not open for business, or (d) a day on which the Federal Reserve Bank of New York is not open for business.

"**Collateral Account Funds**" means, collectively, the funds on deposit in any or all of the Collateral Accounts, including the Reserve/Escrow Account Funds.

"**Collateral Accounts**" means any account designated as such by Lender pursuant to a Collateral Agreement or as established pursuant to this Loan Agreement, including the Reserve/Escrow Account.

"**Collateral Agreement**" means any separate agreement between Borrower and Lender for the establishment of any other fund, reserve or account.

"**Completion Period**" has the meaning set forth in the Summary of Loan Terms.

"**Condemnation Action**" has the meaning set forth in the Security Instrument.

"**Control**" (including with correlative meanings, such as "Controlling," "Controlled by" and "under common Control with") means, as applied to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and operations of such entity **(including, by way of illustration and not limitation, the power to (1) elect the majority of the directors of such entity; (2) make management decisions on behalf of or independently select the manager of a limited liability company or the managing partner of a partnership; (3) independently remove and then select a majority of those individuals exercising managerial authority over any entity; or (4) limit or otherwise modify the extent of control over the management and operations of an entity by any Person exercising managerial authority over such entity)**, whether through the ownership of voting securities or other ownership interests, by contract or otherwise.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate - Fixed Rate)
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ENVIRONMENTAL INDEMNITY AGREEMENT

This ENVIRONMENTAL INDEMNITY AGREEMENT (this "**Agreement**"), dated as of the [DAY] day of [MONTH], [YEAR], is executed by [BORROWER], [BORROWER ENTITY] ("**Borrower**"), to and for the benefit of [LENDER], [LENDER ENTITY] ("**Lender**").

RECITALS:

A. Borrower is the owner of the real property more particularly described on Exhibit A attached hereto and made a part hereof (the "**Mortgaged Property**").

B. Pursuant to that certain Multifamily Loan and Security Agreement dated as of the date hereof, by and between Borrower and Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the "**Loan Agreement**"), Lender is making a loan to Borrower in the original principal amount of [$_____] (the "**Mortgage Loan**"), as evidenced by that certain Multifamily Note dated as of the date hereof, executed by Borrower and made payable to the order of Lender in the amount of the Mortgage Loan (as amended, restated, replaced, supplemented or otherwise modified from time to time, the "**Note**").

C. The Mortgage Loan is evidenced by the Note issued pursuant to the Loan Agreement and is secured by, among other things, the Security Instrument and the Loan Agreement.

D. As a condition to the making of the Mortgage Loan to Borrower, Lender requires Borrower to deliver this Agreement.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Borrower agrees as follows:

1. Recitals.

The recitals set forth above are true and correct and are hereby incorporated by reference.

2. Defined Terms.

All capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Loan Agreement. As used in this Agreement, the following terms shall have the following meanings:

"**Environmental Inspections**" means the Prior Environmental Reports and all other past, current or future environmental inspections, reports, tests, investigations, studies, audits,

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([PROPERTY])

reviews or other analyses (including those related to Significant Mold) ~~with respect to~~related to or concerning the Mortgaged Property.

"**Environmental Laws**" means all present and future federal, state, and local laws, ordinances, regulations, standards, rules, policies, and other governmental requirements, administrative rulings, court judgments, and decrees, and all amendments thereto, relating to pollution or protection of human health, wildlife, wetlands, natural resources or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) including such laws governing or regulating the use, generation, storage, removal, remediation, recovery, treatment, handling, transport, disposal, control, release, discharge of, or exposure to, Hazardous Materials. Environmental Laws include (a) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, *et seq.*, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, *et seq.*, the Toxic Substances Control Act, 15 U.S.C. Section 2601, *et seq.*, the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, *et seq.*, the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, *et seq.*, the Clean Air Act, 42 U.S.C. Section 7401, *et seq.*, the Safe Drinking Water Act, 42 U.S.C. Section 300f, *et seq.*, the Occupational Safety and Health Act, 29 U.S.C. Chapter 15, *et seq.*, the Oil Pollution Act of 1990, 33 U.S.C. Section 2701, *et seq.*, the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136, *et seq.*, and the River and Harbors Appropriation Act, 33 U.S.C. Section 403, *et seq.*, and their state and local analogs, as any such statutes may be amended, restated, modified, or supplemented from time to time, and (b) all voluntary cleanup programs and/or brownfields programs under federal, state or local law, as may be amended, restated, modified, or supplemented from time to time.

"**Environmental Permit**" means any permit, license, agreement (including any agreement or undertaking pursuant to a voluntary cleanup program and/or a brownfields program) or other authorization issued under any Environmental Law with respect to any activities or businesses conducted on or in relation to the Mortgaged Property.

"Existing Contamination" means any current, past or future contamination of, pollution of or impact to the groundwater, surface water, soil or any other media on, under or about, or the indoor or outdoor air of, the Mortgaged Property arising from, caused by, in connection with or otherwise related to in any manner to any REC or other condition described in any of the Prior Environmental Reports, whether originating on or from the Mortgaged Property or from a location other than the Mortgaged Property.

"**Hazardous Materials**" means any substance, chemical, material or waste now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or "pollutant" within the meaning of or regulated or addressed under any Environmental Law. Without limiting the generality of the foregoing, Hazardous Materials includes: Significant Mold; petroleum and petroleum products and compounds containing them or derived from them, including natural gas, gasoline, diesel fuel, oil and other fuels and petroleum products or fractions thereof; radon; carcinogenic materials; explosives; flammable materials; infectious materials; corrosive materials; mutagenic materials; radioactive materials; polychlorinated biphenyls (PCBs) and compounds containing them; lead and

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lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; pipelines constructed for the purpose of transporting Hazardous Materials, whether empty or containing any substance; any substance the presence of which on, under or about the Mortgaged Property is regulated or prohibited by any Governmental Authority; any substance that is designated, classified or regulated pursuant to any Environmental Law; and any medical products or devices, including those materials defined as "medical waste" or "biological waste" under relevant statutes or regulations pertaining to any Environmental Law.

"**Indemnitees**" means, collectively:

(a) Lender;

(b) any prior owner or holder of the Note;

(c) the Loan Servicer;

(d) any prior Loan Servicer;

(e) the officers, directors, shareholders, partners, managers, members, employees and trustees of any of the foregoing; and

(f) the heirs, legal representatives, successors and assigns of each of the foregoing.

[redacted]

"**O&M Plan**" means a written plan, document, or agreement containing ongoing operating, maintenance, or monitoring actions for the Mortgaged Property or Improvements thereon.

<u>"**Prior Environmental Reports**" means, individually and collectively, the following:</u>

Include & itemize Reports

we would like the Reports listed

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nt.
ice

"**Prohibited Activities or Conditions**" means any of the following:

(a) the presence (except as reported as Existing Contamination in the Prior Environmental Reports), use, generation, release, treatment, processing, storage, handling or disposal of any Hazardous Materials on, about or under the Mortgaged Property or any other property owned, leased or otherwise controlled by Borrower, Guarantor, Key Principal or any Borrower Affiliate that is adjacent to the Mortgaged Property and which impacts the Mortgaged Property;

(b) the transportation of any Hazardous Materials to, from or across the Mortgaged Property;

(c) any Remedial Work at, about or under the Mortgaged Property that has not been fully conducted in accordance with an O&M Plan approved in writing by Lender;

(d) any activity on the Mortgaged Property that requires an Environmental Permit or other written authorization under Environmental Laws without Lender's prior written consent;

(e) any occurrence or condition on the Mortgaged Property, which occurrence or condition is or is expected to be in violation of or noncompliance with Environmental Laws, or in violation of or noncompliance with the terms of any Environmental Permit;

(f) any occurrence or condition on any other property owned, leased or otherwise controlled by Borrower, Guarantor, Key Principal or any Borrower Affiliate that is adjacent to the Mortgaged Property, which occurrence or condition impacts the Mortgaged Property and is or is expected to be (1) in violation of or noncompliance with Environmental Laws, or (2) in violation of or noncompliance with the terms of any Environmental Permit; or

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(g) any activities on the Mortgaged Property that directly or indirectly result in other property (whether adjacent to the Mortgaged Property or otherwise) being contaminated with Hazardous Materials or which causes such other property to be in violation of or noncompliance with Environmental Laws.

Provided, however, excluded from this definition shall be the safe and lawful use and storage of:

(1) pre-packaged supplies, cleaning materials and petroleum products in such quantities and types as are customarily used for residential purposes or in the operation and maintenance of comparable multifamily properties so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Environmental Laws;

(2) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use in such quantities and types as are customarily found in comparable multifamily properties and which are used by tenants and occupants of residential dwelling units in the Mortgaged Property;

(3) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Mortgaged Property's parking areas, in such quantities and types as are customarily used in the operation and maintenance of comparable multifamily properties and so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Environmental Laws;

(4) petroleum products stored in above-ground and underground storage tanks, so long as the existence of such above-ground and underground storage tanks has been previously disclosed by Borrower to Lender in writing and any such tank complies with and at all times continues to comply with all requirements of Environmental Laws; and

(5) natural gas when transported and used for residential purposes in combustion appliances.

"REC" means any Recognized Environmental Condition as that term is defined and used in any of the Prior Environmental Reports, including without limitation all Controlled Recognized Environmental Conditions (and Controlled RECs) referenced therein.

"Remedial Work" means any investigation, site monitoring, containment, abatement, clean-up, removal, restoration or other remedial work in connection with the Existing Contamination, any Significant Mold, any Environmental Laws, or any order of or agreement with any Governmental Authority that has or acquires jurisdiction over the Mortgaged Property, or the use, operation or improvement of the Mortgaged Property under any Environmental Law or as recommended in writing by an environmental professional, certified industrial hygienist or person with similar qualifications with respect to Significant Mold.

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required for the operation of the Mortgaged Property in accordance with Environmental Laws now in effect, Borrower has disclosed all such Environmental Permits to Lender, and all such Environmental Permits are in full force and effect;

(g) to Borrower's knowledge, no event has occurred with respect to the Mortgaged Property that constitutes, or with the passing of time or the giving of notice would constitute, noncompliance with the terms of any Environmental Permit;

(h) there are no actions, suits, claims, orders, proceedings pending or, to Borrower's knowledge, threatened that involve the Mortgaged Property and allege, arise out of or relate to any Prohibited Activity or Condition; and

(i) Borrower has not received any written complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Mortgaged Property or any other property owned, leased or otherwise controlled by Borrowe

(l) with respect to the Mortgaged Property, Borrower has conducted "all appropriate inquiries" and has established that Borrower is a "bona fide prospective purchaser," as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601(35)(B) and (40), respectively, as the foregoing may be amended, restated, modified or supplemented from time to time, [redacted]

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Borrower, to the best of its knowledge, currently is able to assert and successfully maintain both the limitation to liability set forth in 42 U.S.C. Section 9607(r)(1) and the limitation to liability set forth in N.C.G.S. § 130A-310.7(a)(4), as either of the foregoing may be amended, restated, modified or supplemented from time to time. deal specific

4. Environmental Covenants.

(a) Borrower shall not engage in, cause or permit any Prohibited Activities or Conditions other than Prohibited Activities or Conditions that are the subject of an O&M Plan approved in writing by Lender so long as Borrower remains in full compliance therewith.

(b) Borrower shall take all commercially reasonable actions (including the inclusion of appropriate provisions in any Leases executed after the date of this Agreement) to prevent its employees, agents and contractors, and all tenants and other occupants from causing or permitting any Prohibited Activities or Conditions. Borrower shall not lease or allow the sublease or use of all or any portion of the Mortgaged Property to any tenant or subtenant for nonresidential use by any user that, in the ordinary course of its business, would cause or permit any Prohibited Activity or Condition.

(c) Borrower shall not permit Guarantor to engage in, cause or permit any Prohibited Activities or Conditions with respect to any property that is adjacent to the Mortgaged Property that is owned, leased or otherwise controlled by Borrower, Guarantor, Key Principal or any Borrower Affiliate;

(d) Lender shall have the right to require the establishment of, monitor and review an O&M Plan with respect to Hazardous Materials on the Mortgaged Property or any other property owned, leased or otherwise controlled by Borrower, Guarantor, Key Principal or any Borrower Affiliate that is adjacent to the Mortgaged Property. If an O&M Plan has been established, Borrower and its employees shall comply in a timely manner with, and shall use all commercially reasonable efforts to cause all agents and contractors of Borrower and any other persons present on the Mortgaged Property to comply with, the O&M Plan. All costs of performance of Borrower's obligations under any O&M Plan shall be paid by Borrower, and Lender's reasonable out-of-pocket costs incurred in connection with the monitoring and review of the O&M Plan and Borrower's performance shall be paid by Borrower within ten (10) days of demand by Lender. Any such out-of-pocket costs of Lender which Borrower fails to pay promptly shall become an additional part of the Indebtedness as provided in the Security Instrument.

(e) Borrower shall comply with all Environmental Laws applicable to the Mortgaged Property, including (1) all requirements for notification regarding the presence of or any releases of Hazardous Materials, and (2) all requirements governing the presence or removal of any above-ground or underground storage tank located on the Mortgaged Property. Without limiting the generality of the previous sentence, Borrower shall obtain and maintain all Environmental Permits required by Environmental Laws, shall comply with all conditions of such Environmental Permits and all such Environmental Permits shall be kept in full force and effect.

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EXHIBIT A

MODIFICATIONS TO MULTIFAMILY LOAN AND SECURITY AGREEMENT
(Supplemental Lien – Senior Loan Terms)

The foregoing Loan Agreement is hereby modified as follows:

1. Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Loan Agreement.

2. The Definitions Schedule is hereby amended by adding the following new definitions in the appropriate alphabetical order:

> **"Senior Loan Documents"** has the meaning set forth in the Security Instrument.

3. The definitions of "Collateral Account Funds" and "Collateral Accounts" in the Definitions Schedule are hereby deleted and restated in their entirety to read as follows:

> **"Collateral Account Funds"** means, collectively, the funds on deposit in any or all of the Collateral Accounts, including the Reserve/Escrow Account Funds and the "Reserve/Escrow Account Funds," the "Collateral Account Funds" and/or any funds on deposit in the "Replacement Reserve," as such terms may be defined in the Senior Loan Documents, and any similar funds on deposit in a Collateral Account.
>
> **"Collateral Accounts"** means any account designated by Lender as such pursuant to a Collateral Agreement, including the Reserve/Escrow Account and the "Reserve/Escrow Account," the "Collateral Account" and/or the "Replacement Reserve," as such terms may be defined in the Senior Loan Documents, and any similar account as may be described in the Senior Loan Documents.

4. Section 12.02 (Impositions – Covenants) of the Loan Agreement is hereby amended by adding the following provision at the end thereof:

> (b) Notwithstanding the foregoing, Lender hereby waives collection of funds for Imposition Deposits to be collected under this Loan Agreement so long as such amounts are collected pursuant to (or collection thereof has been waived under) the Senior Loan Documents. In the event that Imposition Deposits are no longer collected from Borrower pursuant to the Senior Loan Documents (or a waiver of collection thereof under the Senior Loan Documents has been rescinded), Lender shall collect such amounts pursuant to Section 12.02(a) (Deposits, Taxes, and Other Charges) of this Loan Agreement.

Modifications to Multifamily Loan and Security Agreement (Supplemental Lien – Senior Loan Terms)
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Form 6211
04-12
Page A- 1
© 2012 Fannie Mae

5. Section 13.01(a) (Initial Deposits to Replacement Reserve Account and Repairs Escrow Account) of the Loan Agreement is hereby amended by adding the following provision to the end thereof:

> Notwithstanding the foregoing, Lender hereby waives collection of funds for the Initial Replacement Reserve Deposit so long as the Initial Replacement Reserve Deposit is collected pursuant to (or collection thereof has been waived under) the Senior Loan Documents.

6. Section 13.01(b) (Monthly Replacement Reserve Deposits) of the Loan Agreement is hereby amended by adding the following provision to the end thereof:

> Notwithstanding the foregoing, Lender hereby waives collection of funds for the Monthly Replacement Reserve Deposit so long as the Monthly Replacement Reserve Deposit is collected pursuant to (or collection thereof has been waived under) the Senior Loan Documents. In the event that Monthly Replacement Reserve Deposits are no longer collected from Borrower pursuant to the Senior Loan Documents (or a waiver of collection thereof under the Senior Loan Documents has been rescinded), Lender shall collect such amounts pursuant to Section 13.01 (Monthly Replacement Reserve Deposits) of this Loan Agreement.

[BORROWER INITIALS ON FOLLOWING PAGE]

Modifications to Multifamily Loan and Security Agreement (Supplemental Lien – Senior Loan Terms)
Fannie Mae
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Form 6211
04-12
Page A- 2
© 2012 Fannie Mae